Exhibit 99.1

PROFICIENT AUTO LOGISTICS REPORTS

First quarter 2025 FINANCIAL RESULTS

JACKSONVILLE, FLORIDA – May 7, 2025 — Proficient Auto Logistics, Inc. (NASDAQ: PAL) (the “Company” or “Proficient”) today reported its financial results for the three months ended March 31, 2025, and comparative summary financial information for the Founding Companies (as defined below) on a combined basis for the three months ended March 31, 2024.

First Quarter Summary (first quarter 2024 information on a combined basis)

Total Operating Revenue of $95.2 million, increased 0.7% from Q4; decreased 0.4% from Q1 2024

Total Operating Income/(Loss) of ($2.4) million, versus ($2.4) million Q4 and $6.5 million Q1 2024

Adjusted Operating Income(1) of $1.2 million, versus $1.1 million Q4 and $6.5 million Q1 2024

Adjusted Operating Ratio(1) of 98.7% compared to 98.8% in Q4 and 93.2% Q1 2024

Total Units delivered of 494,509 a decrease of 5% from Q4 and increase of 7% from Q1 2024

(1)	Adjusted Operating Income and Adjusted Operating Ratio are non-GAAP financial measures. See “Summary Unaudited Combined Financial Information” on the following page for additional information regarding the use of Adjusted Operating Income and Adjusted Operating Ratio and a reconciliation to the most comparable GAAP measure.

Rick O’Dell, Proficient’s Chief Executive Officer, commented, “The first quarter continued to exhibit the underlying market weakness that characterized the second half of 2024. Our ability to gain market share and successfully integrate our recent addition of Brothers Auto Transport will be important counterweights to an otherwise uncertain industry environment.”

On May 13, 2024, Proficient completed the initial public offering (the “IPO”) of its common stock. Prior to the IPO, Proficient had entered into agreements to acquire in multiple, separate acquisitions (the “Combinations”) five operating businesses and their respective affiliated entities, as applicable, operating under the following names: (i) Delta Auto Transport, Inc. (“Delta”), (ii) Deluxe Auto Carriers, Inc. (“Deluxe”), (iii) Sierra Mountain Group, Inc. (“Sierra”), (iv) Proficient Auto Transport (“Proficient Transport”), and (v) Tribeca Automotive Inc. (“Tribeca” and, together with Delta, Deluxe, Sierra, and Proficient Transport, the “Founding Companies”). On May 13, 2024, in connection with the closing of the IPO, Proficient also completed the acquisitions of all the Founding Companies. On August 16, 2024, Proficient completed the acquisition of Auto Transport Group (“ATG”). On April 1, 2025, Proficient completed the acquisition of Brothers Auto Transport (“Brothers”).

For accounting and reporting purposes, Proficient has been identified as the designated accounting acquirer of each of the Founding Companies and Proficient Transport has been identified as the designated accounting predecessor to the Company. As a result, the unaudited condensed consolidated financial statements as of, and for the three months ended, March 31, 2025 for Proficient (Successor) and the three months ended March 31, 2024 for Proficient Transport (Predecessor) are included in the Quarterly Report on Form 10-Q. The Company is not required to provide, and the Quarterly Report on Form 10-Q does not contain, pro forma financial data giving effect to the completion of the Combinations and the completion of the IPO and the use of the proceeds therefrom. However, the Company is providing below summary unaudited combined financial information for the three months ended March 31, 2025, with comparison to combined summary information from the preceding quarter ended December 31, 2024, and the year earlier quarter ended March 31, 2024. The December 31, 2024, numbers now reflect audited results, which include minor adjustments from the preliminary results previously disclosed. The summary unaudited combined financial information has been prepared by, and is the responsibility of, Proficient’s and the Founding Companies’ management. This information has not yet been subjected to audit, review or agreed-upon procedures of any audit firm, and therefore, there is no independent auditors’ opinion or any other form of assurance with respect thereto.

Summary Unaudited Combined Financial Information (1)

($000s)	Three months ending -
	3/31/2025	12/31/2024	3/31/2024

Total Operating Revenue	$95,206	$94,520	$95,556

Total Operating (Loss) Income	(2,363)	(2,409)	6,538

Addback:
Amortization of Intangibles	2,416	2,416	-
Stock Compensation expense	1,183	1,136	-
Adjusted Operating Income (2)	1,236	1,143	6,538

Adjusted Operating Ratio (2)	98.7%	98.8%	93.2%

(Loss) Income before income taxes	$(3,894)	(4,257)	5,352

Addback:
Depreciation & Amortization	8,904	8,128	4,324
Stock Compensation Expense	1,183	1,136	-
Interest Expense	1,571	1,961	1,187
Adjusted EBITDA (3)	$7,764	6,968	10,863

Adjusted EBITDA Margin (3)	8.2%	7.4%	11.4%

(1)	The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three months ended March 31, 2025 and December 31, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO and concurrent Combinations (May 13 – December 31, 2024). There are no comparative expenses of Proficient included in the three months ended March 31, 2024. Amounts related to ATG are included only since its acquisition August 16, 2024.

(2)	Our management team reviews Adjusted Operating Income and the related Adjusted Operating Ratio, both of which are non-GAAP financial measures, as a basis for comparing the results of financial reporting periods excluding the impact of non-cash expenses related solely to our recent IPO and the concurrent corporate combinations. These measures provide management with the requisite insight regarding progress on operating and integration initiatives. The table above provides a reconciliation of Adjusted Operating Income to Total Operating Income, the most comparable GAAP measure, and Adjusted Operating Ratio flows from that.

(3)	Our management team reviews Adjusted EBITDA and Adjusted EBITDA Margin, both of which are non-GAAP financial measures, to measure the operating performance and financial condition of our business and to make strategic decisions. See the Appendix for additional information regarding the use of Adjusted EBITDA. The table above provides a reconciliation of Adjusted EBITDA Income before Income Taxes, to the most comparable GAAP measure, and Adjusted EBITDA Margin flows from that.

Revenue and Profitability(1)

Select Operating Metrics	Three months ending -
	3/31/2025	12/31/2024	3/31/2024

Unit Volume - Company Deliveries	163,754	171,717	150,481
Revenue / Unit - Company Deliveries	$185.38	$180.94	$197.38

Unit Volume - Subhaulers	330,755	350,056	309,705
Revenue / Unit - Subhaulers	$173.14	$162.97	$194.72

Percent Revenue, Company Deliveries	35%	35%	33%
Percent Revenue, Subhaulers	65%	65%	67%

(1)	The amounts shown above reflect combined information for the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. Amounts related to ATG are included only since its acquisition August 16, 2024.

Total revenue increased by less than 1% sequentially versus the fourth quarter of 2024; however, revenue compared to the first quarter of 2024 reflects a pronounced change in the mix of revenue sources that began during the second half of 2024 and continued into the early months of 2025. Unit deliveries during the first quarter were up approximately 7% from the comparable period of 2024 while total revenue during the first quarter was essentially flat compared to the first quarter of 2024 because of significantly lower revenue per unit. Revenue per unit for subhaulers recovered somewhat during the first quarter in comparison to the fourth quarter of 2024 reflecting an increase in spot buy and dedicated fleet opportunities in the latter part of the quarter. If we compare Q1, which includes ATG, to reported Q1 2024, which does not include ATG, March unit volumes were up 16.8% compared to the comparable month of 2024 after being up only approximately 4% and 1% year-over-year in January and February, respectively.    The dedicated fleet portion of Proficient’s revenue was $4.3 million, compared to $3.4 million in the fourth quarter of 2024 and $6.4 million in the first quarter of last year.

Balance Sheet

The Company ended the first quarter with $10.9 million of cash and $79.3 million of debt (inclusive of $8.0 million drawn against its line of credit). This resulting net debt of approximately $68.4 million on March 31, 2025, equates to a net leverage ratio of 1.9x when compared to combined adjusted EBITDA of $36.3 million   for the trailing twelve months. The Company also ended the quarter with $16 million available on its $25 million term debt facility and $12 million of unused capacity on its $20 million corporate line of credit.

Conference Call

The Company will host an investor conference call at 5:00 p.m. EDT to discuss the results. Investors are invited to join the conference call by registering through the following link: https://register-conf.media-server.com/register/BI302e5389800e4532be1cbc9a39fb590b once registered, you will receive a dial-in and a unique pin to join the conference. You may also join the listen-only Webcast via https://edge.media-server.com/mmc/p/zmg98gip.

About Proficient Auto Logistics

We are a leading specialized freight company focused on providing auto transportation and logistics services. Through the combination of seven industry-leading operating companies since our IPO in May 2024, we operate one of the largest auto transportation fleets in North America. We offer a broad range of auto transportation and logistics services, primarily focused on transporting finished vehicles from automotive production facilities, marine ports of entry, or regional rail yards to auto dealerships around the country.

Investor Relations:

Brad Wright

Chief Financial Officer and Secretary

Phone: 904-506-4317

email: Investor.relations@proautologistics.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to possible or assume future results of our business, financial condition, results of operations, liquidity, plans and objectives. You can generally identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions that concern our expectations, strategy, plans or intentions. We have based these forward-looking statements largely on our current expectations and projections regarding future events and trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2025 (the “Annual Report”) and elsewhere in the Annual Report. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements regarding: the economic conditions in the global markets in which we operate; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and customer preferences, and achieve the anticipated benefits and associated cost savings of such strategies and actions; our ability to recruit and retain qualified driving associates, independent contractors and third-party auto transportation and logistics companies; an increase in the frequency or severity of accidents or other claims; our expectations regarding the successful implementation of the Combinations; geopolitical developments and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, on the United States and global economies in general, the transportation industry, or us in particular, and what effects these events will have on our costs and the demand for our services; our ability to manage our network capacity and cost structure for capital expenditures and operating expenses, and match it to shifting and future customer volume levels; our ability to compete effectively against current and future competitors; our ability to maintain our profitability despite quarterly fluctuations in our results, whether due to seasonality, large cyclical events, or other causes; and our future financial and operating results; our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act; and our use of the net proceeds from the IPO and the sufficiency of our existing cash to fund our future operating expenses and capital expenditure requirements.

The forward-looking statements made in this document relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Appendix

Non-GAAP Financial Measure

We report our financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that EBITDA provides useful information in measuring our operating performance, generating future operating plans and making strategic decisions regarding allocation of capital. Management believes this information presents helpful comparisons of financial performance between periods by excluding the effect of certain non-recurring items.

Adjusted EBITDA

Adjusted EBITDA does not have a standardized meaning prescribed by GAAP and therefore it may not be comparable to similarly titled measures presented by other companies, and it should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) for the period adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization expense and stock compensation expense.

Summary Unaudited Combined Financial Information (1)

Twelve months ending -
($000s)	3/31/2025

(Loss) Income before income taxes	$(4,505)

Addback:
Depreciation & Amortization	30,577
Stock Compensation Expense	4,003
Interest Expense	6,186
Adjusted EBITDA (3)	$36,261

(1)	The amounts shown above reflect the unaudited summary combined financial results of the five Founding Companies for the full three-month periods presented without any pro forma adjustments that would give effect to the completion of the IPO or any related transaction expenses or adjustments recognized as a result of the IPO and concurrent Combinations. The results of Proficient (acquiror entity) are included in the three months ended March 31, 2025 and December 31, 2024; however, they reflect only those operating expenses incurred following the closing of the IPO and concurrent Combinations (May 13 – December 31, 2024). There are no comparative expenses of Proficient included in the three months ended March 31, 2024. Amounts related to ATG are included only since its acquisition August 16, 2024.

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$10,910,825
Accounts receivable, less allowance for credit losses	47,161,777
Net investment in leases, current portion	253,109
Maintenance supplies	1,438,087
Assets held for sale	10,000
Income tax receivable	1,897,720
Prepaid expenses and other current assets	7,597,782
Total current assets	69,269,300
Property and equipment, net of accumulated depreciation/amortization	118,785,207
Operating lease right-of-use assets	10,485,577
Net investment in leases, less current portion	121,732
Deposits	4,792,963
Goodwill	170,900,127
Intangible assets, net of accumulated amortization	130,074,810
Other long-term assets	841,179
Total assets	$505,270,895

Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$12,509,588
Accrued liabilities	22,750,192
Income tax payable	—
Finance lease liabilities, current portion	76,225
Operating lease liabilities, current portion	1,869,592
Long-term debt, current portion	18,333,690
Total current liabilities	55,539,287

Long-term liabilities:
Line of credit	8,000,000
Finance lease liabilities, less current portion	—
Operating lease liabilities, less current portion	8,778,249
Long-term debt, less current portion	52,953,684
Deferred tax liability, net	41,786,905
Other long-term liabilities	2,241,923
Total liabilities	169,300,048

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 27,069,114 shares issued and outstanding as of March 31, 2025 and December 31, 2024	270,691
Additional paid in capital	347,939,938
Accumulated deficit	(12,239,782)
Total stockholders’ equity	335,970,847
Total liabilities and stockholders’ equity	$505,270,895

PROFICIENT AUTO LOGISTICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

Three months ended March 31, 2025
Operating revenue
Revenue, before fuel surcharge	$87,615,128
Fuel surcharge and other reimbursements	5,427,840
Other Revenue	1,305,745
Lease Revenue	857,308
Total operating revenue	95,206,021

Operating Expenses
Salaries, wages and benefits	19,288,103
Stock-based compensation	1,183,009
Fuel and fuel taxes	6,065,255
Purchased transportation	47,208,843
Truck expenses	5,849,846
Depreciation	6,488,579
Intangible amortization	2,415,830
Loss on sale of equipment	8,781
Insurance premiums and claims	4,958,679
General, selling, and other operating expenses	4,101,602
Total Operating Expenses	97,568,527
Operating (loss) income	(2,362,506)
Other income and expense
Interest expense	(1,570,920)
Acquisition Costs	(37,102)
Other income, net	76,222
Total other expense, net	(1,531,800)
(Loss) Income before income taxes	(3,894,306)
Income tax (benefit) expense	(702,621)
Net (loss) income	$(3,191,685)

Loss Per Share
Basic & Diluted	$(0.12)

Weighted Average Shares
Basic & Diluted	27,069,114